Exhibit 99.1

FOR IMMEDIATE RELEASE

ANNALY CAPITAL MANAGEMENT, INC. REPORTS 4th QUARTER 2013 RESULTS
•	GAAP net income of $1.0 billion, $1.07 earnings per common share
•	Core earnings of $350.1 million, $0.35 earnings per common share
•	Strong capital position with capital ratio of 15.1%, net capital ratio of 15.9%, and leverage of 5.0:1
•	Commercial investment portfolio doubled since CXS acquisition, now representing 14% of stockholders’ equity
•	Book value of $12.13

New York, New York–February 25, 2014– Annaly Capital Management, Inc. (NYSE: NLY) today announced financial results for the quarter ended December 31, 2013.

Financial Performance

GAAP net income for the quarter ended December 31, 2013 was $1.0 billion or $1.07 per average common share as compared to GAAP net income of $192.5 million or $0.18 per average common share for the quarter ended September 30, 2013, and GAAP net income of $700.5 million or $0.70 per average common share for the quarter ended December 31, 2012. The increase from both prior periods was largely attributable to higher unrealized gains on interest rate swaps, trading assets and interest-only Agency mortgage-backed securities. Core earnings for the quarter ended December 31, 2013 was $350.1 million or $0.35 per average common share as compared to $282.3 million or $0.28 per average common share for the quarter ended September 30, 2013, and $335.1 million or $0.32 per average common share for the quarter ended December 31, 2012. "Core earnings" represents a non-GAAP measure and is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net loss on extinguishment of the 4% Convertible Senior Notes due 2015, net gains and losses on trading assets, impairment losses and loss on previously held equity interest in CreXus Investment Corp.

GAAP net income for the years ended December 31, 2013 and 2012, respectively was $3.7 billion or $3.86 per average common share and $1.7 billion or $1.74 per average common share. Core earnings for the years ended December 31, 2013 and 2012, was $1.2 billion or $1.21 per average common share and $1.5 billion or $1.54 per average common share, respectively.

For the quarter ended December 31, 2013, the annualized yield on average interest-earning assets was 3.50% and the annualized cost of funds on average interest-bearing liabilities, including the net interest payments on interest rate swaps, was 2.07%, which resulted in an average interest rate spread of 1.43%.  This was a 36 basis point increase from the 1.07% average interest rate spread for the quarter ended September 30, 2013, and a 49 basis point increase from the 0.94% average interest rate spread for the quarter ended December 31, 2012. Our annualized yield on average interest-earning assets increased for the quarter ended December 31, 2013 when compared to the quarter ended September 30, 2013 due to lower amortization expense on our Investment Securities, primarily driven by lower prepayment speeds experienced during the current quarter. Our annualized cost of funds on average interest-bearing liabilities increased for the quarter ended December 31, 2013 when compared to the quarter ended September 30, 2013 due to higher interest rate swap notional amounts and higher cost of interest rate swaps coupled with lower repurchase agreements balances during the current quarter.

Wellington J. Denahan, Chairman and Chief Executive Officer of Annaly, commented on the Company’s results. “We are encouraged by the reduced uncertainty in the fixed income markets with the introduction of monetary policy tapering.  Our commercial assets continue to build momentum, with commercial investments now representing 14% of our stockholders’ equity.  The lower leverage stance permits us to be opportunistic with capital deployment allowing us to strengthen earnings in future periods.”

Asset Portfolio

Investment Securities, which is comprised of Agency mortgage-backed securities and Agency debentures, were $73.4 billion at December 31, 2013, compared to $83.0 billion at September 30, 2013 and $127.0 billion at December 31, 2012.  As of December 31, 2013, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and debentures.  Fixed-rate Agency mortgage-backed securities and debentures comprised 91% of the Company’s Investment Securities portfolio at December 31, 2013.  Adjustable-rate Agency mortgage-backed securities and debentures comprised 9% of the Company’s Investment Securities portfolio.  During the quarter ended December 31, 2013, the Company disposed of $11.9 billion of Investment Securities, resulting in a realized gain of $49.6 million.  During the quarter ended September 30, 2013, the Company disposed of $13.0 billion of Investment Securities, resulting in a realized gain of $43.6 million.  During the quarter ended December 31, 2012, the Company disposed of $13.2 billion of Investment Securities, resulting in a realized gain of $121.4 million.

During the year ended December 31, 2013, the Company disposed of $56.8 billion of Investment Securities, resulting in a realized gain of $424.1 million.  During the year ended December 31, 2012, the Company disposed of $32.2 billion of Investment Securities, resulting in a realized gain of $438.5 million.

The Constant Prepayment Rate for the quarters ended December 31, 2013, September 30, 2013, and December 31, 2012, was 7%, 13% and 20%, respectively.  The net amortization of premiums and accretion of discounts on Investment Securities for the quarters ended December 31, 2013, September 30, 2013, and December 31, 2012, was $30.7 million, $201.9 million, and $433.3 million, respectively.  The total net premium balance on Investment Securities at December 31, 2013, September 30, 2013, and December 31, 2012, was $4.6 billion, $4.7 billion, and $5.8 billion, respectively. The amortized cost basis of the Company’s non-interest-only Investment Securities at December 31, 2013, September 30, 2013, and December 31, 2012, was 105.0%, 104.7%, and 104.3%, respectively. The amortized cost basis of the Company’s interest-only Investment Securities at December 31, 2013, September 30, 2013, and December 31, 2012, was 14.1%, 13.8%, and 13.6%, respectively.

The Company’s commercial investment portfolio consists of commercial real estate investments and corporate debt. At December 31, 2013, the Company’s commercial investment portfolio represented 14% of stockholders’ equity compared to 11% at September 30, 2013. Commercial real estate debt and preferred equity totaled $1.6 billion and investments in commercial real estate totaled $60.1 million at December 31, 2013.  Total commercial real estate investments increased from $1.3 billion at September 30, 2013 to $1.6 billion at December 31, 2013.

Capital and Funding

At December 31, 2013 total stockholders’ equity was $12.4 billion. Leverage at December 31, 2013, September 30, 2013, and December 31, 2012, was 5.0:1, 5.4:1 and 6.5:1, respectively.  Leverage includes repurchase agreements, Convertible Senior Notes and non-recourse loan participation and mortgages payable. At December 31, 2013, September 30, 2013, and December 31, 2012, the Company’s capital ratio, which represents the ratio of stockholders’ equity to total assets, was 15.1%, 13.9%, and 11.9%, respectively.  At December 31, 2013, September 30, 2013, and December 31, 2012, the Company’s net capital ratio was 15.9%, 14.8%, and 12.3%, respectively. The Company’s net capital ratio takes into account the net balances of its U.S Treasury securities and U.S Treasury securities sold, not yet purchased, reverse repurchase agreements and repurchase agreements, and securities borrowed and securities loaned.  On a GAAP basis, the Company produced an annualized return on average equity for the quarters ended December 31, 2013, September 30, 2013, and December 31, 2012 of 32.46%, 5.87%, and 16.97%, respectively. On a Core earnings basis, the Company provided an annualized return on average equity for the quarters ended December 31, 2013, September 30, 2013, and December 31, 2012, of 11.05%, 8.62%, and 8.12%, respectively.

At December 31, 2013, September 30, 2013, and December 31, 2012 the Company had outstanding $61.8 billion, $69.2 billion, and $102.8 billion of repurchase agreements, respectively, with weighted average borrowing rates of 2.33%, 2.02%, and 1.53%, respectively, after giving effect to the Company’s interest rate swaps, and weighted average remaining maturities of 204 days, 200 days, and 191 days, respectively.

At December 31, 2013, September 30, 2013, and December 31, 2012, the Company had a common stock book value per share of $12.13, $12.70 and $15.85, respectively.

The following table presents the maturities of repurchase agreements at December 31, 2013:

Maturity	Principal Balance	Weighted Average Rate
(dollars in thousands)
Within 30 days	$21,171,574	0.36%
30 to 59 days	13,373,921	0.43%
60 to 89 days	3,592,266	0.44%
90 to 119 days	4,010,334	0.52%
Over 120 days(1)	19,632,906	1.29%
Total	$61,781,001	0.68%

(1) Approximately 16% of the total repurchase agreements have a remaining maturity over 1 year.

Hedge Portfolio

At December 31, 2013, the Company had entered into interest rate swaps with a notional amount of $52.4 billion and interest rate swaptions with a net notional amount of $4.2 billion, or 92% of the Company’s repurchase agreements, compared to 85% of the Company’s repurchase agreements at September 30, 2013 and 46% of the Company’s repurchase agreements at December 31, 2012.  Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statements of comprehensive income (loss).  The purpose of the interest rate swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds.  Since the Company pays a fixed rate and receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a cost of financing.  As of December 31, 2013, the swap portfolio had a weighted average pay rate of 2.14%, a weighted average receive rate of 0.20% and weighted average maturity of 5.26 years.

At December 31, 2013, the Company had entered into interest rate swaptions with a net notional amount of $4.2 billion. Changes in the unrealized gains or losses on the interest rate swaptions are reflected in the Company’s consolidated statements of comprehensive income (loss).  The interest rate swaptions provide the Company with the option to enter into an interest rate swap agreement for a specified notional amount, duration, and pay and receive rates.  As of December 31, 2013, the long swaption portfolio had a weighted average pay rate of 3.07% and weighted average maturity of 4.26 months. As of December 31, 2013, the short swaption portfolio had a weighted average receive rate of 2.83% and weighted average maturity of 23.71 months.

The following table summarizes certain characteristics of the Company’s interest rate swaps at December 31, 2013:

Maturity	Current Notional	Weighted Average Pay Rate	Weighted Average Receive Rate	Weighted Average Years to Maturity
(dollars in thousands)
0 - 3 years	$24,286,000	1.83%	0.18%	1.98
3 - 6 years	8,865,410	2.02%	0.19%	4.19
6 - 10 years	15,785,500	2.37%	0.23%	7.66
Greater than 10 years	3,490,000	3.62%	0.20%	19.93
Total / Weighted Average	$52,426,910	2.14%	0.20%	5.26

The following table summarizes certain characteristics of the Company’s interest rate swaptions at December 31, 2013:

	Current Underlying Notional	Weighted Average Underlying Pay Rate	Weighted Average Underlying Receive Rate	Weighted Average Underlying Years to Maturity	Weighted Average Months to Expiration
	(dollars in thousands)
Long	$5,150,000	3.07%	3M LIBOR	10.10	4.26
Short	$1,000,000	3M LIBOR	2.83%	5.96	23.71

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended December 31, 2013, September 30, 2013, and December 31, 2012:

	December 31, 2013	September 30, 2013	December 31, 2012
Portfolio Related Metrics:
Fixed-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	91%	91%	93%
Adjustable-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	9%	9%	7%
Weighted average yield on commercial real estate debt and preferred equity at period-end	9.17%	9.71%	N/A
Weighted average net equity yield on investments in commercial real estate at period-end (1)	12.69%	14.13%	N/A

Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	204	200	191
Notional amount of interest rate swaps and swaptions as a percentage of repurchase agreements	92%	85%	46%
Weighted average pay rate on interest rate swaps at period-end	2.14%	2.06%	2.21%
Weighted average receive rate on interest rate swaps at period-end	0.20%	0.21%	0.24%
Weighted average net rate on interest rate swaps at period-end	1.94%	1.85%	1.97%
Leverage at period-end (2)	5.0:1	5.4:1	6.5:1
Capital ratio at period end	15.1%	13.9%	11.9%
Net capital ratio at period end	15.9%	14.8%	12.3%

Performance Related Metrics:
Annualized yield on average interest earning assets during the quarter (3)	3.50%	2.88%	2.44%
Annualized cost of funds on average interest bearing liabilities during the quarter	2.07%	1.81%	1.50%
Annualized interest rate spread during the quarter	1.43%	1.07%	0.94%
Annualized return on average equity	32.46%	5.87%	16.97%
Annualized Core return on average equity	11.05%	8.62%	8.12%
Common dividend declared during the quarter	$0.30	$0.35	$0.45
Book value per common share	$12.13	$12.70	$15.85

(1) Excludes real estate held-for-sale.
(2) Includes non-recourse loan participations and mortgages payable.
(3) Average interest earning assets reflects the average amortized cost of our investments during the period.

The following table presents a reconciliation between GAAP net income and Core earnings for the quarters ended December 31, 2013, September 30, 2013, and December 31, 2012:

	For the quarters ended
	December 31, 2013	September 30, 2013	December 31, 2012
	(dollars in thousands)
GAAP net income	$1,028,749	$192,458	$700,495
Realized (gains) losses on termination of interest rate swaps	13,177	36,658	-
Unrealized (gains) losses on interest rate swaps	(561,101)	(6,343)	(341,554)
Net (gains) losses on disposal of investments	(28,602)	(43,602)	(114,831)
Net loss on extinguishment of 4% Convertible Senior Notes	-	-	75,012
Net (gains) losses on trading assets	(41,936)	96,022	(15,181)
Net unrealized (gains) losses on interest-only Agency mortgage-backed securities	(60,181)	7,099	31,148
Core earnings	$350,106	$282,292	$335,089

GAAP net income per average common share	$1.07	$0.18	$0.70
Core earnings per average common share	$0.35	$0.28	$0.32

The following table presents a reconciliation between GAAP net income and Core earnings for the years ended December 31, 2013 and 2012:

	For the years ended
	December 31, 2013	December 31, 2012
	(dollars in thousands)
GAAP net income	$3,729,698	$1,735,900
Realized (gains) losses on termination of interest rate swaps	101,862	2,385
Unrealized (gains) losses on interest rate swaps	(2,002,200)	32,219
Net (gains) losses on disposal of investments	(403,045)	(432,139)
Net loss on extinguishment of 4% Convertible Senior Notes	-	162,340
Net (gains) losses on trading assets	(1,509)	(22,910)
Net unrealized (gains) losses on interest-only Agency mortgage-backed securities	(244,730)	59,937
Impairment of goodwill	23,987	-
Loss on previously held equity interest in CreXus	18,896	-
Core earnings	$1,222,959	$1,537,732

GAAP net income per average common share	$3.86	$1.74
Core earnings per average common share	$1.21	$1.54

Dividend Declarations

Common dividends declared for the quarters ended December 31, 2013, September 30, 2013, and December 31, 2012 were $0.30, $0.35, and $0.45 per common share, respectively.  The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP net income. Taxable earnings and GAAP net income will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, and non-deductible general and administrative expenses. The annualized dividend yield on the Company’s common stock for the quarter ended December 31, 2013, based on the December 31, 2013 closing price of $9.97, was 12.04%, as compared to 12.09% for the quarter ended September 30, 2013, and 12.82% for the quarter ended December 31, 2012.

Other Information

Annaly’s principal business objective is to generate net income for distribution to its shareholders from its investments. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). Annaly is managed and advised by Annaly Management Company LLC.

The Company prepares a supplement to provide additional quarterly information for the benefit of its shareholders. The supplement can be found at the Company’s website in the Investor Relations section under “Quarterly Supplemental Information”.

Conference Call

The Company will hold the 2013 fourth quarter earnings conference call on February 26, 2014 at 10:00 a.m. EST.  The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls.  The conference passcode is 1477019.  There will also be an audio webcast of the call on www.annaly.com.  The replay of the call is available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10040001. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow the commercial mortgage business; credit risks related to our investments in commercial real estate assets and corporate debt; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; risks associated with the businesses of our subsidiaries, including the investment advisory business of our wholly-owned subsidiary; and risks associated with the broker-dealer business of our wholly-owned subsidiary. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012(1)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS

Cash and cash equivalents	$552,436	$1,122,722	$725,537	$1,862,550	$615,789
Reverse repurchase agreements	100,000	31,074	171,234	4,933,465	1,811,095
Securities borrowed	2,582,893	3,439,954	2,425,024	2,688,485	2,160,942
Investments, at fair value:
U.S. Treasury securities	1,117,915	2,459,617	-	1,645,930	752,076
Agency mortgage-backed securities	70,388,949	79,902,834	92,487,318	108,256,671	123,963,207
Agency debentures	2,969,885	3,128,853	3,306,473	3,970,279	3,009,568
Investment in affiliates	139,447	136,748	134,948	267,547	234,120
Commercial real estate debt and preferred equity	1,583,969	1,227,182	938,357	-	-
Investments in commercial real estate	60,132	60,424	67,203	-	-
Corporate debt, held for investment	117,687	75,988	61,682	66,539	63,944
Receivable for investments sold	1,193,730	934,964	1,499,140	1,292,478	290,722
Accrued interest and dividends receivable	273,079	297,161	340,671	388,665	419,259
Receivable for investment advisory income	6,839	10,055	10,374	12,817	17,730
Intangible for customer relationships	-	4,572	6,474	6,731	6,989
Goodwill	94,781	103,245	102,783	55,417	55,417
Interest rate swaps, at fair value	559,044	360,373	38,950	-	-
Other derivatives, at fair value	146,725	85,180	91,270	-	9,830
Other assets	34,949	52,211	61,146	54,282	41,607

Total assets	$81,922,460	$93,433,157	$102,468,584	$125,501,856	$133,452,295

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury securities sold, not yet purchased, at fair value	$1,918,394	$2,403,524	$-	$611,167	$495,437
Repurchase agreements	61,781,001	69,211,309	81,397,335	100,322,942	102,785,697
Securities loaned	2,527,668	3,299,090	2,284,245	2,330,060	1,808,315
Payable for investments purchased	764,131	2,546,467	2,833,214	3,203,461	8,256,957
Payable for share buyback program	-	-	-	-	141,149
Convertible Senior Notes	825,262	824,512	824,229	824,902	825,541
Mortgages payable	19,332	19,346	19,361	-	-
Participation sold	14,065	14,164	14,324	-	-
Accrued interest payable	160,921	162,755	164,190	175,749	186,896
Dividends payable	284,230	331,557	396,888	426,173	432,154
Interest rate swaps, at fair value	1,141,828	1,504,258	1,189,178	2,259,173	2,584,907
Other derivatives, at fair value	55,518	125,468	-	4,812	-
Accounts payable and other liabilities	25,055	44,983	82,316	37,048	10,798

Total liabilities	69,517,405	80,487,433	89,205,280	110,195,487	117,527,851

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock 12,650,000 authorized, 12,000,000 issued and outstanding	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock: 18,400,000 authorized, issued and outstanding	445,457	445,457	445,457	445,457	445,457
Common stock, par value $0.01 per share, 1,956,937,500 authorized, 947,432,862, 947,304,761, 947,483,487, 947,293,099 and 947,213,204 issued and outstanding, respectively	9,474	9,473	9,475	9,473	9,472
Additional paid-in capital	14,765,761	14,759,738	14,754,681	14,746,579	14,740,774
Accumulated other comprehensive income (loss)	(2,748,933)	(1,454,790)	(1,289,246)	2,003,248	3,053,242
Accumulated deficit	(534,306)	(1,281,756)	(1,124,665)	(2,365,990)	(2,792,103)

Total stockholders’ equity	12,405,055	12,945,724	13,263,304	15,306,369	15,924,444

Total liabilities and stockholders’ equity	$81,922,460	$93,433,157	$102,468,584	$125,501,856	$133,452,295

(1)      Derived from the audited consolidated financial statements at December 31, 2012

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012

Interest income:
Investment Securities and corporate debt	$723,248	$659,058	$686,577	$724,820	$748,122
Commercial real estate debt and preferred equity	36,124	26,066	13,906	-	-
U.S. Treasury securities	8,125	7,718	7,242	5,996	3,819
Securities loaned	2,087	1,787	2,302	2,612	2,106
Reverse repurchase agreements	1,587	2,461	2,775	3,636	2,449
Other	78	70	134	153	165
Total interest income	771,249	697,160	712,936	737,217	756,661
Interest expense:
Repurchase agreements	111,038	120,123	141,945	157,064	165,600
Convertible Senior Notes	17,788	17,092	16,364	15,813	15,503
U.S. Treasury securities sold, not yet purchased	6,684	6,688	4,075	2,788	2,930
Securities borrowed	1,718	1,405	1,737	1,925	1,458
Participation sold	165	168	134	-	-
Total interest expense	137,393	145,476	164,255	177,590	185,491
Net interest income	633,856	551,684	548,681	559,627	571,170

Other income (loss):
Realized gains (losses) on interest rate swaps(1)	(242,182)	(227,909)	(212,727)	(225,476)	(228,155)
Realized gains (losses) on termination of interest rate swaps	(13,177)	(36,658)	(35,649)	(16,378)	-
Unrealized gains (losses) on interest rate swaps	561,101	6,343	1,109,022	325,734	341,554
Subtotal	305,742	(258,224)	860,646	83,880	113,399
Investment advisory income	8,490	9,558	12,187	13,408	18,773
Net gains (losses) on disposal of investments	28,602	43,602	147,998	182,843	114,831
Net loss on extinguishment of 4% Convertible Senior Notes	-	-	-	-	(75,012)
Dividend income from affiliates	4,048	4,048	4,048	6,431	7,097
Net gains (losses) on trading assets	41,936	(96,022)	54,046	1,549	15,181
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	60,181	(7,099)	111,521	80,127	(31,148)
Impairment of goodwill	-	-	(23,987)	-	-
Loss on previously held equity interest in CreXus	-	-	(18,896)	-	-
Other income (loss)	3,945	4,212	7,192	132	161
Subtotal	147,202	(41,701)	294,109	284,490	49,883
Total other income (loss)	452,944	(299,925)	1,154,755	368,370	163,282

General and administrative expenses:
Compensation and management fee	43,385	41,774	43,764	38,443	25,842
Other general and administrative expenses	12,909	16,970	21,367	13,469	14,242
Total general and administrative expenses	56,294	58,744	65,131	51,912	40,084

Income (loss) before income taxes	1,030,506	193,015	1,638,305	876,085	694,368

Income taxes	1,757	557	92	5,807	(6,127)

Net income (loss)	1,028,749	192,458	1,638,213	870,278	700,495

Dividends on preferred stock	17,992	17,992	17,992	17,992	19,717

Net income (loss) available (related) to common shareholders	$1,010,757	$174,466	$1,620,221	$852,286	$680,778

Net income (loss) per share available (related) to common shareholders:
Basic	$1.07	$0.18	$1.71	$0.90	$0.70
Diluted	$1.03	$0.18	$1.64	$0.87	$0.68

Weighted average number of common shares outstanding:
Basic	947,386,060	947,303,205	947,411,380	947,249,901	970,602,863
Diluted	995,625,622	955,690,471	995,229,637	994,815,169	1,017,925,849

Net income (loss)	$1,028,749	$192,458	$1,638,213	$870,278	$700,495
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(1,244,500)	(121,942)	(3,144,496)	(867,151)	(894,972)
Reclassification adjustment for net (gains) losses included in net income (loss)	(49,643)	(43,602)	(147,998)	(182,843)	(121,393)
Other comprehensive income (loss)	(1,294,143)	(165,544)	(3,292,494)	(1,049,994)	(1,016,365)
Comprehensive income (loss)	$(265,394)	$26,914	$(1,654,281)	$(179,716)	$(315,870)

(1) Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands, except per share data)

	For the years ended
	December 31,	December 31,
	2013	2012 (2)
	(Unaudited)
Interest income:
Investment Securities and corporate debt	$2,793,703	$3,225,269
Commercial real estate debt and preferred equity	76,096	-
U.S. Treasury securities	29,081	17,222
Securities loaned	8,788	9,903
Reverse repurchase agreements	10,459	6,218
Other	435	533
Total interest income	2,918,562	3,259,145
Interest expense:
Repurchase agreements	530,170	577,243
Convertible Senior Notes	67,057	67,221
U.S. Treasury securities sold, not yet purchased	20,235	15,114
Securities borrowed	6,785	7,594
Participation sold	467	-
Total interest expense	624,714	667,172
Net interest income	2,293,848	2,591,973

Other income (loss):
Realized gains (losses) on interest rate swaps(1)	(908,294)	(893,769)
Realized gains (losses) on termination of interest rate swaps	(101,862)	(2,385)
Unrealized gains (losses) on interest rate swaps	2,002,200	(32,219)
Subtotal	992,044	(928,373)
Investment advisory income	43,643	82,138
Net gains (losses) on disposal of investments	403,045	432,139
Net loss on extinguishment of 4% Convertible Senior Notes	-	(162,340)
Dividend income from affiliates	18,575	28,336
Net gains (losses) on trading assets	1,509	22,910
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	244,730	(59,937)
Impairment of goodwill	(23,987)	-
Loss on previously held equity interest in CreXus	(18,896)	-
Other income (loss)	15,481	525
Subtotal	684,100	343,771
Total other income (loss)	1,676,144	(584,602)

General and administrative expenses:
Compensation and management fee	167,366	190,702
Other general and administrative expenses	64,715	44,857
Total general and administrative expenses	232,081	235,559

Income (loss) before income taxes	3,737,911	1,771,812

Income taxes	8,213	35,912

Net income (loss)	3,729,698	1,735,900

Dividends on preferred stock	71,968	39,530

Net income (loss) available (related) to common shareholders	$3,657,730	$1,696,370

Net income (loss) per share available (related) to common shareholders:
Basic	$3.86	$1.74
Diluted	$3.74	$1.71

Weighted average number of common shares outstanding:
Basic	947,337,915	972,902,459
Diluted	995,557,026	1,005,755,057

Net income (loss)	$3,729,698	$1,735,900
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(5,378,089)	482,765
Reclassification adjustment for net (gains) losses included in net income (loss)	(424,086)	(438,511)
Other comprehensive income (loss)	(5,802,175)	44,254
Comprehensive income (loss)	$(2,072,477)	$1,780,154

(1) Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.
(2) Derived from the audited consolidated financial statements at December 31, 2012.